Exhibit 99.1

THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF MASSACHUSETTS

(EASTERN DIVISION)

IN RE:	Chapter 11

MOLECULAR INSIGHT PHARMACEUTICALS, INC.,[1]	Case No. 10-23355 (FJB)

Debtor.

NOTICE OF BAR DATES REQUIRING FILING OF

PROOFS OF CLAIM AGAINST THE DEBTOR

On December 9, 2010 (the “Petition Date”), Molecular Insight Pharmaceuticals, Inc. (the “Debtor”) filed a voluntary petition for relief under title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”). The Debtor continues to operate its businesses and manage its properties as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Debtor’s Chapter 11 Case is pending before the Honorable Frank J. Bailey.

The Bankruptcy Court has entered its Order (A) Establishing Bar Dates for Filing Proofs of Claim and (B) Approving Form and Manner of Notice Thereof (the “Bar Date Order”). Pursuant to the Bar Date Order:

•

February 4, 2011 at 4:00 p.m. Pacific Prevailing Time is the deadline for all persons and entities other than governmental units who wish to file proof(s) of claim against the Debtor’s estate (the “General Bar Date”).

•	June 7, 2011 at 4:00 p.m. Pacific Prevailing Time is the deadline for all governmental units who wish to file proof(s) of claim against the Debtor’s estate (the “Government Bar Date”).

1.	PROOF OF CLAIM FORM

Proof of claim forms can be obtained from the Debtor’s claims agent, Omni Management Group, LLC (the “Claims Agent”) by request to the address noted below, at the following website www.omnimgt.com/molecular or by calling (800) 873-4094.

2.	CONSEQUENCES FOR FAILURE TO TIMELY FILE PROOF OF CLAIM

Failure to timely or properly file a proof of claim in accordance with the Bar Date Order shall constitute grounds for disallowance of such claim and render the creditor or holder ineligible to receive any distributions under any confirmed chapter 11 plan.

3.	WHEN AND WHERE TO FILE

PROOFS OF CLAIM MUST BE FILED SO THAT THEY ARE ACTUALLY RECEIVED BY THE CLAIMS AGENT APPOINTED BY THE BANKRUPTCY COURT, OMNI MANAGEMENT GROUP, LLC, ON OR BEFORE THE BAR DATE, FEBRUARY 4, 2011, AT 4:00 P.M. PACIFIC PREVAILING TIME, EXCEPT AS OTHERWISE STATED HEREIN. TO THE EXTENT THAT ANY PARTY-IN-INTEREST SUBMITS A PROOF OF CLAIM VIA EMAIL OR FACSIMILE (AS PROVIDED BELOW), A SCANNED COPY OF THE FULLY-EXECUTED PROOF OF CLAIM WILL BE ACCEPTABLE.

[1]	The last four digits of the Debtor’s tax identification number are 2086.

BY EMAIL AT MOLECULARCLAIMS@OMNIMGT.COM;

BY FACSIMILE AT (818) 905-6542 TO THE ATTENTION OF “KATIE NOWNES” WITH A REFERENCE TO “MOLECULAR INSIGHT PHARMACEUTICALS, INC.”; OR

BY MAIL, HAND DELIVERY OR OVERNIGHT COURIER AT THE FOLLOWING ADDRESS:

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

C/O OMNI MANAGEMENT GROUP, LLC

16161 VENTURA BLVD., SUITE C

PMB 477

ENCINO, CA 91436

ATTENTION: KATIE NOWNES

The Debtor filed its Schedules of Assets and Liabilities (the “Schedules”) with the Bankruptcy Court on December 22, 2010. The Schedules may be amended from time to time. The Schedules and any amendments thereto may be inspected at the office of Clerk of the Bankruptcy Court, United States Bankruptcy Court, John W. McCormack Post Office and Court House, 5 Post Office Square, Suite 1150, Boston, Massachusetts, or viewed on the Bankruptcy Court’s website at ecf.mab.uscourts.gov through an account obtained from PACER Service Center at 1-800-676-6856.

In accordance with Bankruptcy Rule 3003(b)(2), the Debtor is permitted to rely on the list of record holders of its equity interests and nominees for beneficial holders to be set forth in the List of Equity Security Holders as prima facie evidence of the validity and amount of such interests and no proofs of interest are required to preserve any right to vote such interests under any plan of reorganization. Thus, pursuant to Bankruptcy Rule 3003(b)(2), it is not necessary for an equity security holder to file a proof of interest based solely upon such interest. If, however, an equity holder asserts any rights as a creditor holding a claim against the Debtor, including any claim arising out of or relating to the ownership, sale, issuance or purchase of an equity interest in the Debtor, a proof of claim is required to be filed on or before the applicable Bar Date.

Proofs of claim must be filed in the English language, and, pursuant to section 502(b) of the Bankruptcy Code, amounts due shall be stated in lawful currency of the United States as of the Petition Date. You should attach to your completed proof of claim form copies of any writings upon which your claim is based. Do not file your proof of claim with, or send copies of proofs of claim to, the Debtor. Pursuant to the Bar Date Order, proofs of claim not filed with (i.e., actually received by) the Claims Agent by the applicable deadline shall be deemed not to be properly or timely filed. To receive an acknowledgment that your proof of claim has been received by the Claims Agent and filed, you must provide with your original proof of claim one additional copy and a postage-paid, self-addressed envelope. If filing a Proof of Claim electronically, please retain an electronic proof of filing (i.e., fax confirmation, sent email etc.).

This notice is only a summary of the Bar Date Order. All claimants and holders should refer to the text of the Bar Date Order itself and to the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Massachusetts for additional information regarding the filing and treatment of proofs of claim and should consult with their own legal advisors regarding whether such claimant should file a proof of claim.

Respectfully submitted,

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
By its counsel,

Kenneth H. Eckstein
P. Bradley O’Neill
KRAMER LEVIN NAFTALIS & FRANKEL LLP
1177 Avenue of the Americas
New York, New York 10036
Tel: (212) 715-9100
Fax: (212) 715-8000
Email: keckstein@kramerlevin.com

and

Alan L. Braunstein (BBO #546042)
Guy B. Moss (BBO #357960)
Christopher M. Candon (BBO #650855)
RIEMER & BRAUNSTEIN LLP
Three Center Plaza
Boston, Massachusetts 02108
Tel: (617) 523-9000
Fax: (617) 880-3456
Email: abraunstein@riemerlaw.com

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